UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2011

CAVITATION TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	02-9901	20-4907818
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10019 Canoga Ave, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
818-718-0905

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop brand recognition with resellers and consumers, develop our current and future products, increase sales and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Cavitation Technologies, Inc.

Item 1.01 Entry into a definitive material agreement

On June 24, 2011 we entered into a convertible promissory note with GEL Properties, LLC, under which we issued a $52,500 convertible promissory note to GEL Properties, LLC. The note is due June 24, 2012 and bears interest at a rate of six percent per annum.  The transaction was funded July 12, 2011.The note is convertible into shares of our common stock at a conversion price equal to 65% of the average days lowest closing bid out of the 5 trading days prior to conversion.

Item 3.02  Unregistered Sales of Equity Securities

On April 1, 2011, we issued a total of 816,145 shares of common stock to 7 services providers in exchange for services rendered to the corporation. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933. These shares were not offered via general solicitation to the public but solely to the aforementioned service providers.  The Company issued restricted shares in connection with these issuances.  No sales commissions or other remuneration was paid in connection with these issuances.

On May 17, 2011, we issued a total of 276,203 shares of common stock to 4 services providers in exchange for services rendered to the corporation. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933. These shares were not offered via general solicitation to the public but solely to the aforementioned service providers.  The Company issued restricted shares in connection with these issuances.  No sales commissions or other remuneration was paid in connection with these issuances.

On June 6, 2011 we entered into a securities purchase agreement under which we issued a $47,500 convertible promissory note to Asher Enterprises, Inc.  The note is due March 8, 2012 and bears interest at a rate of eight percent per annum.  The note is convertible into shares of our common stock at a conversion price equal to 61% of the average 3 day lowest closing bid out of the 10 trading days prior to conversion.  The transaction was funded on June 10, 2011. The note was issued in reliance on Section 4(2) of the Securities Act of 1933. The note was not offered via general solicitation to the public but solely to the aforementioned purchaser.   No sales commissions or other remuneration was paid in connection with the issuance of this note.

On June 13, 2011 we issued a total of 333,924 shares common stock to 4 services providers in exchange for services rendered to the corporation. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933. These shares were not offered via general solicitation to the public but solely to the aforementioned service providers.  The Company issued restricted shares in connection with these issuances.  No sales commissions or other remuneration was paid in connection with these issuances.

On June 14, 2011 we issued a total of 8,096,990 shares common stock to 4 services providers in exchange for services rendered to the corporation. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933. These shares were not offered via general solicitation to the public but solely to the aforementioned service providers.  The Company issued restricted shares in connection with these issuances.  No sales commissions or other remuneration was paid in connection with these issuances.

On June 24, 2011 we entered into a convertible promissory note with GEL Properties, LLC, under which we issued a $52,500 convertible promissory note to GEL Properties, LLC. The note is due June 24, 2012 and bears interest at a rate of six percent per annum.  The note is convertible into shares of our common stock at a conversion price equal to 65% of the average days lowest closing bid out of the 5 trading days prior to conversion. The transaction was funded July 12, 2011. The note was issued in reliance on Section 4(2) of the Securities Act of 1933. The note was not offered via general solicitation to the public but solely to the aforementioned purchaser.   No sales commissions or other remuneration was paid in connection with the issuance of this note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 15, 2011

	By:	/s/ Todd Zelek
Todd Zelek
Chief Executive Officer